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              FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT


     FIRST AMENDMENT, dated as of February 28, 1999, to the Amended and Restated Rights Agreement, dated as of April 1, 1998 (the "Rights Agreement"), between Norstan, Inc., a Minnesota corporation (the "Company"), and Norwest Bank Minnesota, National Association (the "Rights Agent").

     WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

     WHEREAS, the Board of Directors has determined that it is in the best interests of the Company and its shareholders to amend the Rights Agreement to modify the definition of an "Acquiring Person" by increasing the permitted holdings of certain Persons.

     NOW, THEREFORE, the Company and the Rights Agent hereby amend the Rights Agreement as follows:

1.   AMENDMENT TO THE RIGHTS AGREEMENT.

     A. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates (as such term is hereinafter defined) and Associates (as such term is hereinafter defined) of such Person, without the prior approval of a majority of the Board of Directors shall be the Beneficial Owner (as such term is hereinafter defined) of voting securities having 15% or more of the then voting power of the Company or who was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of voting securities having 15% or more of the then voting power of the Company. Notwithstanding any provision to the contrary contained herein, with respect to any Person who or which, together with all Affiliates and Associates of such Person, as of February 28, 1999, was the Beneficial Owner of voting securities having 10% or more of the voting power of the Company, such Person shall not become an Acquiring Person unless and until such Person, without the prior approval of a majority of the Board of Directors, thereafter becomes the Beneficial Owner of voting

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     securities having 18% or more of the then voting power of the Company or who was such a Beneficial Owner at any time after the date hereof, whether or not such person continues to be the Beneficial Owner of voting securities having 18% or more of the then voting power of the Company. Notwithstanding the foregoing, (A) the term Acquiring Person shall not include (i) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, or (ii) any Person, who or which together with all Affiliates of such Person becomes the Beneficial Owner of 15% or more of the then outstanding shares of Common Stock as a result of the acquisition of Common Stock directly from the Company (provided, however, that if, after such acquisition, such Person or any Affiliate of such Person becomes the Beneficial Owner of any additional shares of Common Stock in an acquisition not made directly from the Company, then such Person shall be deemed an Acquiring Person), and (B) no Person shall be deemed to be an Acquiring Person either (X) as a result of the acquisition of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares Beneficially Owned by such Person together with all Affiliates of such Person; except that if (i) such Person would become an Acquiring Person (but for the operation of this subclause (X)) as a result of the acquisition of Common Stock by the Company, and (ii) after such share acquisition by the Company, such Person or any Affiliate of such Person becomes the Beneficial Owner of any additional shares of Common Stock, then such Person shall be deemed an Acquiring Person or (Y) if (i) such Person or any Affiliate of such Person inadvertently becomes the Beneficial Owner of 15% or more (or 18% or more in the case of any Person who or which, together with all Affiliates and Associates of such Person, as of February 28, 1999, was the Beneficial Owner of voting securities having 10% or more of the voting power of the Company) of the outstanding shares of Common Stock, and (ii) within eight (8) calendar days thereafter such Person notifies the Board of Directors that such Person did so inadvertently and
     (iii) within two (2) days after such notification, such Person is the Beneficial Owner of less than 15% (or less than 18% in the case of any Person who or which, together with all Affiliates and Associates of such Person, as of February 28, 1999, was the Beneficial Owner of voting securities having 10% or more of the voting power of the Company) of the


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     outstanding shares of Common Stock.  For purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date of this Agreement (the "Exchange Act").


     B. Section 3(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

          (a) Until the earlier of (i) the close of business on the tenth Business Day after the Stock Acquisition Date, or (ii) the close of business on the tenth Business Day after the date of the commencement of, or first public announcement of the intent of any Person (other than the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), to commence (which intention to commence remains in effect for five Business Days after such announcement), a tender or exchange offer which would result in such person becoming the Beneficial Owner of 15% or more (or 18% or more in the case of any Person who or which, together with all Affiliates and Associates of such Person, as of February 28, 1999, was the Beneficial Owner of voting securities having 10% or more of the voting power of the Company) of the then outstanding shares of Common Stock (including any such date which is after the date of this Agreement and prior to the issuance of the Rights), (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for Common Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the Rights Agent will send by first-class, postage prepaid mail, to each record holder



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     of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more rights certificates, in substantially the form of Exhibit A hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

2.   MISCELLANEOUS.

     (a) Except as otherwise expressly provided, or unless the context otherwise requires, all capitalized terms used herein have the meanings ascribed to them in the Rights Agreement.

     (b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same document.

     (c) Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above.
                                             NORSTAN, INC.


                                             By:  /s/ Kenneth S. MacKenzie
                                                  -----------------------------
                                               Its: Chief Financial Officer
                                                  -----------------------------

                                             NORWEST BANK MINNESOTA, N.A.


                                             By:  /s/ Nancy Rosengren
                                                  -----------------------------
                                                Its: Vice President
                                                  -----------------------------



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